Exhibit 21

Subsidiaries of the Registrant

Listed below are the major subsidiaries of the Company, each of which is in the consolidated financial statements of the Company and its Subsidiaries, and the percentage of ownership by the Company (or if indented, by the subsidiary under which it is listed). Subsidiaries omitted from the list would not, if aggregated, constitute a significant subsidiary:

	Jurisdiction of	Securities
Name of Subsidiary	Incorporation	Ownership

LIN Television Corporation	Delaware	100%
Indiana Broadcasting, LLC	Delaware	100%
WAVY Broadcasting, LLC	Delaware	100%
WIVB Broadcasting, LLC	Delaware	100%
WTNH Broadcasting LLC	Delaware	100%
WWLP Broadcasting, LLC	Delaware	100%
WOOD License Co., LLC	Delaware	100%
TVL Broadcasting LLC	Delaware	100%
TVL Broadcasting of Rhode Island, LLC	Delaware	100%
WUPW Broadcasting, LLC	Delaware	100%
WDTN Broadcasting, LLC	Delaware	100%
WNAC Management, LLC	Delaware	80%
Vaughan Television Management, LLC	Delaware	80%
WOOD Television LLC	Delaware	100%
LIN of Alabama, LLC	Delaware	100%
LIN of Colorado	Delaware	100%
LIN of New Mexico, LLC	Delaware	100%
LIN of Wisconsin, LLC	Delaware	100%
LIN License Company, LLC	Delaware	100%
Primeland LLC	Delaware	100%
North Texas Broadcasting LLC	Delaware	100%
KXTX Holdings LLC	Delaware	100%
LIN Television of Texas, LP	Delaware	100%
KXAN LLC	Delaware	100%
LIN Television of Texas Inc.	Delaware	100%
LIN Digital Media LLC	Delaware	100%
LIN Digital LLC	Delaware	100%
LIN Mobile, LLC	Delaware	100%
Federated Media Publishing LLC	Delaware	100%
Nami Media, Inc.	California	50%
HYFN, Inc.	Delaware	50%
Dedicated Media, Inc.	California	60%

Exhibit 21

Continued

	Jurisdiction of	Securities
Name of Subsidiary	Incorporation	Ownership

MGOC, Inc.	Virginia	100%
Media General Communications, Inc.	Delaware	100%
Media General Operations, Inc.	Delaware	100%

Birmingham Broadcasting Co., Inc.	Delaware	100%
Birmingham Broadcasting (WVTM-TV), LLC	Delaware	100%
Media General Communications Holdings, LLC	Delaware	100%
NES II, Inc.	Virginia	100%

Media General Broadcasting, LLC	Delaware	100%
Young Broadcasting, LLC	Delaware	100%
YBK, Inc.	Delaware	100%
Young Broadcasting of Knoxville, Inc.	Delaware	100%
WATE, GP	Delaware	100%
Young Broadcasting of Nashville, LLC	Delaware	100%
YBT, Inc.	Delaware	100%
WKRN, G.P.	Delaware	100%
Young Broadcasting Shared Services, Inc.	Delaware	100%
Young Broadcasting of Louisiana, Inc.	Delaware	100%
KLFY, LP	Delaware	100%
LAT, Inc.	Delaware	100%
Young Broadcasting of San Francisco, Inc.	Delaware	100%
Young Broadcasting of Lansing, MI	Michigan	100%
Young Broadcasting of Albany, Inc.	Delaware	100%
Young Broadcasting of Rapid City, Inc.	Delaware	100%
Young Broadcasting of Sioux Falls, Inc.	Delaware	100%
Young Broadcasting of Green Bay, Inc.	Delaware	100%
Young Broadcasting of Richmond, Inc.	Delaware	100%
Young Broadcasting of Davenport, Inc.	Delaware	100%